      Agreement, dated as of July 22, 1996 (this "Agreement"), by and among Discovery Communications, Inc. ("DCI"), a Delaware corporation having its principal place of business at 7700 Wisconsin Avenue, Bethesda, Maryland 20814, Ellipse Programme, a French corporation having its principal place of business at 15 Square Vergennes, 75015 Paris, France ("Ellipse"), which entity is a subsidiary of the Canal+ Group, and RMS Titanic, Inc., a Florida corporation having its principal place of business at 17 Battery Place, Suite 203, New York, New York 10004 ("RMST").

                                    RECITALS

      The parties hereto are involved in the undertaking of the Titanic shipwreck scientific research expedition and recovery operation by RMST that is scheduled to occur during the summer of 1996 (the "Expedition") and the production and delivery of the documentary television programs described below on the subject of the Titanic shipwreck and the Expedition (the "Programs" and, together with the Expedition, are referred to collectively as the "Project").

      In consideration of the foregoing and of the mutual promises and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. The Expedition. The Expedition shall consist of the following activities and events:

      a. The vessels that will be participating in the Expedition are (i) the Ocean Voyager vessel, together with its submersibles and other assets and facilities (the "Ocean Voyager") belonging to Aqua+, a subsidiary of the Canal+ Group ("Aqua+"), which vessel shall be chartered by RMST, pursuant to a Charter Agreement to be entered into between RMST and Aqua+ (the "Ocean Voyager Charter Agreement"), which agreement shall provide, without limitation, that the Ocean Voyager shall contain thereon at least all of the equipment listed on Schedule 1(a) hereto) and which agreement shall reflect the terms of the letter agreement of even date herewith between Aqua+ and RMST attached hereto as Schedule 1(a)(1), and (ii) the Nadir vessel, together with its submersibles and other assets and facilities (the "Nadir", the Nadir and the Ocean Voyager may be referred to collectively as the "Vessels") belonging to the French Institute for the Research and Exploration of the Seas ("IFREMER") that RMST has chartered for the Expedition pursuant to an agreement, dated June 12, 1996, between RMST and IFREMER (the "IFREMER Charter Agreement"). The parties hereto agree that the charter of the Ocean Voyager by RMST shall also be governed by and subject to the letter agreement of even date herewith between DCI and RMST attached hereto as Schedule 1(a)(2). The parties hereto further agree that DCI's obligation to pay RMST the amount set forth in Section 1(c)(ii) below is subject to DCI'S receipt, review and approval of the Ocean Voyager Charter Agreement.

      b. Subject to the terms of the IFREMER Charter Agreement, during late July through early September of 1996, RMST shall cause the Nadir to work in tandem with the Ocean Voyager to pursue and obtain coverage of scientific research on the Titanic shipwreck as contemplated by the editorial treatment for the Programs as determined by Producer (as defined below). RMST shall cause IFREMER to (i) attempt to illuminate and obtain video and still photography of the entire bow and stern sections of the Titanic shipwreck and the surrounding wreck site (the "Illumination

            Footage") and (ii) further the scientific and historical conservation goals of the Expedition by recovering artifacts from the Titanic, including the possible recovery from the debris field surrounding the wreck and transport to the United States of a section of the Titanic's hull having dimensions of approximately 25 ft. by 12 ft. DCI shall have the right to place its designated production crew on site for purposes of filming, taping and otherwise recording all activities associated with the Expedition (the "DCI Production Activities"), and RMST and Ellipse agree to accord DCI and its representatives full rights of access with respect to the Expedition to accommodate any such DCI Production Activities. Subject to the terms and conditions of the Agreement, dated March 8, 1996, between RMST and Guiness Import Company (the "Bass Ale Agreement"), as such Bass Ale Agreement exists on the date of this Agreement, the parties hereto agree that, notwithstanding the salvage rights of RMST, and RMST's right to retain all salvage materials recovered thereby, (A) the production and editorial needs of Producer with respect to the Programs, and the scheduling of such shoots, shall in all events take priority over any dives or other missions to salvage materials from the Titanic shipwreck and shall be obtained primarily during the first two weeks of the Expedition, and (B) the filming of all Expedition Recordings (as defined below) undertaken by RMST will be done subject to Producer's control and in a manner that does not interfere in any way with the DCI Production Activities. Without limiting the generality of the foregoing, the parties hereto further agree that RMST shall cause IFREMER's deep diving submersible Nautile to procure for Producer the list of shots set forth on Schedule 1(b) attached hereto on a first priority basis. In addition, the parties hereto further agree that, where feasible, RMST shall cause the Ocean Voyager submersibles, together with the Nadir, to engage in a number of shallow water dives, which shall be filmed to provide footage for Producer showing the submersibles in operation under water.

      c. Notwithstanding any other provision of this Agreement, the entering into of this Agreement by DCI and DCI's participation in the Project are expressly conditioned upon and subject to the written approval by the parties hereto of the budget for the Project (the "Budget"). Each of the parties hereto hereby confirms its approval of the Budget attached hereto as Schedule 1(c)(1) and incorporated by reference herein. The maximum cost figure of the Budget, as set forth thereon, is U.S. * Schedule 1(c)(2) attached hereto and incorporated by reference herein summarizes the respective obligations of each party hereto with respect to the funding of the Budget, and the parties hereto agree to be bound thereby. In addition, the parties hereto further agree as follows:

            i. * shall pay to RMST the aggregate amount of 4.1 million French francs which amount RMST is obligated to pay to IFREMER pursuant to the IFREMER Charter Agreement, 2.1 million French francs of which shall be payable thereby upon the execution and delivery by the parties hereto of this Agreement, and 2.0 million French francs of which shall be payable thereby not later than July 15, 1996. RMST hereby authorizes and directs * to pay the foregoing amounts directly to IFREMER in satisfaction of its obligations to pay to RMST such amounts pursuant to this Subsection (c)(i).

            ii. * shall pay to RMST the aggregate amount of U.S. $550,000 which amount RMST is obligated to pay to Aqua+ pursuant to

* denotes redacted material
                  the Ocean Voyager Charter Agreement, such amount to be paid as it becomes due under such Agreement. RMST hereby authorizes and directs * to pay the foregoing amount directly to Aqua+ in satisfaction of its obligations to pay to RMST such amount pursuant to this Subsection (c)(ii).

            iii.  subject to the last sentence of this Subsection (c)(iii),
                  * shall pay to RMST the aggregate amount of U.S. $80,000 which amount RMST is obligated to pay to Cokin Communications Company, Inc. ("CCC") pursuant to a Consulting Agreement to be entered into between RMST and CCC (the "Consulting Agreement"), such amount to be paid as it becomes due under such Consulting Agreement. RMST hereby authorizes and directs DCI to pay the foregoing amount directly to CCC in satisfaction of its obligations to pay to RMST such amount pursuant to this Subsection (c)(iii). The parties hereto agree that DCI's obligation to pay RMST the amount set forth in this Subsection (c)(iii) is subject to the receipt, review and approval by DCI of the Consulting Agreement.

            The Budget is inclusive of all obligations of the parties hereto to Aqua+ and IFREMER (as stated above), and inclusive of all other costs relating to the production, completion and delivery of the Programs, other than (i) certain deferred payments that RMST has agreed to make to IFREMER in an aggregate amount not to exceed U.S. $980,000 (the "IFREMER Deferment"), (ii) the costs of creating the illumination required to obtain the Illumination Footage and (iii) additional costs relating to the preparation of the Ellipse Version (defined herein) of each Program, as contemplated by Section 2(b)(ii)(D) below (such additional costs which are the sole responsibility of Ellipse). RMST hereby confirms that it shall be solely responsible for paying the IFREMER Deferment and all costs associated with obtaining the Illumination Footage (which costs of illuminating the bow section RMST represents are approximately U.S. $700,000), and neither DCI nor Ellipse shall have any liability or obligation whatsoever with respect to the same. DCI and Ellipse hereby confirm that, subject to the last sentence of this Subsection 1(c), RMST has no obligation to fund the Programs, other than U.S. $100,000 described on Schedule 1(c)(2) hereto (which amount shall be partially set off by DCI, as set forth therein). The costs of any and all elements of, or enhancements to, the Project not anticipated and included in the Budget shall be borne solely by the party requesting the same, absent the prior written consent of the party or parties to be charged.

2.    The Programs; Production of the Programs; Budget.

      a. The Programs. The Programs shall consist of (i) one (1) program which shall be 52 minutes in length (the "Initial Program") and (ii) one (1) program which shall be 104 minutes in length (the "Special"), each of which shall be of the subject matter contained in each of the treatments attached hereto as Schedule 2(a). Notwithstanding the foregoing, Ellipse may, at its sole cost, edit (subject to the editorial standards set forth in this Agreement) the Special for the exhibition thereby in the Ellipse Territory (as defined herein) to instead consist of two (2) programs, each of which shall be 52 minutes in length.

      b.    Production of the Programs.

*  denotes redacted material

            i.    Redacted material

            ii.   Redacted material

                  (A)   Redacted material

                  (B)   Redacted material

                  (C)   Redacted material

                  (D)   Redacted material

                  (E)   Redacted material

                  (F)   Redacted material

                  (H)   Redacted material

                  (I)   Redacted material

                  (J)   Redacted material

                  (K)   Redacted material

            iii.  Redacted material

            iv.   Redacted material

            v.    Redacted material

      c.    Budget. As previously noted in Subsection 1(c), attached hereto as
            Schedule 1(c)(1) is a copy of the Budget which has been agreed upon by the parties hereto in connection with the Project. Each of the parties hereto shall be responsible for performing those activities which are line items of the Budget for which the Budget identifies such party as being financially responsible. In addition, each party agrees that to the extent costs associated with any line item exceed the amount budgeted therefor in the Budget, including, without limitation, any overage incurred with respect to the ship the Nadir (which overage shall be the responsibility of RMST and IFREMER) such increase shall be the responsibility of such party; provided, however, that to the extent that any party hereto requests additions and or enhancements to the Programs or the Project, the overages associated with such request shall be the sole financial responsibility of such requesting party; and further provided, however, that such overages for any line item which is the financial responsibility of DCI shall not be DCI's responsibility, to the extent that Ellipse is responsible for such activity pursuant to the Co-Production Agreement, if pursuant to the Co-Production Agreement, such overages are stated to be the financial obligation of Ellipse (such overages shall be in respect of the Ellipse Version of each Program). In addition, with respect to telephone and room and board charges aboard the Ocean Voyager, Ellipse shall be obligated for such charges to the extent reflected in the Budget, and each of the parties hereto shall be responsible for overages in respect thereof to the extent incurred by or on behalf individuals retained by such party. Ellipse hereby confirms and agrees that neither it nor Aqua+ has any control over, or rights in, the Programs (other than the Television Rights (as defined below) and Home Video Rights (as defined below) licensed to Ellipse pursuant to this Agreement, other than as set forth in the Co-Production Agreement, as modified by the Side Letter, and after giving effect to the Side Letter, all work done by Ellipse in connection with the Programs shall be and constitute a work-for-hire, all right, title and interest therein which shall remain with DCI; provided, that as set forth herein, Ellipse shall retain ownership interest in the Ellipse Elements (defined herein).

3.    Redacted material

4. Exclusive Access Rights. RMST and, as applicable, Ellipse, hereby grant to DCI the exclusive rights of access to and coverage of the Expedition for documentary programming purposes. In order to effectuate and facilitate the exercise of such exclusive rights by DCI, RMST and Ellipse agree as follows:

      a. until the earlier of the delivery of the Programs to DCI by Stardust, or June 30, 1997, each of Ellipse and RMST shall accord DCI and its representatives unrestricted access to and use of all scientific, technical and historical research and other materials owned or procured by, or made available to, as applicable, RMST or Ellipse (including, without limitation, RMST agrees to accord DCI access to all RMST-owned footage from prior Titanic expeditions, totaling approximately 400 hours and contact information for all participating consultants, researchers and specialists) (collectively, the "Other Materials"). Such right to use the Other Materials shall be limited to the inclusion thereof in the Programs; provided, however, that Other Materials incorporated into the Programs may be used in Other Productions (as defined in Section 8(b)(i) below) and in the exploitation of Electronic Media Rights pursuant to Section 8(c) below. Additionally, RMST agrees to authorize DCI to use certain Other Materials for the marketing, distribution and promotion of the Programs, Other Productions, and derivative works of the Programs such as home videos and CD-ROMS that may be produced (the "Derivative Works"); provided, that all Other Materials which are utilized by DCI in a print format will be jointly selected and approved by DCI and RMST, with RMST reserving the right to approve, in its reasonable business judgement, the type and amount of Other Materials that DCI will be permitted to so use in the print format for marketing, distribution and promotional purposes, in light of the potential impact of DCI's proposed use on the impairment of the commercial value of such Other Materials to RMST. Notwithstanding the foregoing, DCI shall have the right to utilize segments of the Programs, Other Productions and Derivative Works that incorporate Other Materials in connection with the marketing, distribution and promotion thereof through television commercials. RMST and Ellipse hereby each represent and warrant that, except as set forth on Schedule 4(a) attached hereto, it has all rights in the Other Materials owned thereby necessary to grant such right of use to DCI throughout the world in perpetuity in all media, and with respect to Other Materials not owned thereby, upon notification by DCI that DCI intends to make use of the same in accordance with the terms of this Agreement, it shall inform DCI of the rights it has therein, and shall cooperate with DCI to permit to obtain any additional rights DCI may require to so make use of such Other Materials. RMST and Ellipse further represent and covenant that, at the request of DCI, and at DCI's cost, Ellipse and RMST shall use their best efforts to secure any such rights as shall be required for use by DCI;

      b. Subject to the Bass Ale Agreement and the next sentence of this Subsection 4(b), each of RMST and Ellipse hereby grant to DCI and its designees the right and option to participate in all major activities and events associated with the Project, wherever and whenever undertaken during the period commencing on the date hereof through the earlier of (i) June 30, 1997 and (ii) the U.S. premiere of the Special on Discovery Channel. RMST agrees that its approval right set forth in paragraph 4(b) of the Bass Ale Agreement shall be
            (A) jointly exercised by DCI and RMST with respect to (1) the use of Expedition Recordings that do not depict images of efforts to recover Bass Ale bottles and (2) images that include any DCI trademark or logo and (B) exercised in a manner that is consistent with the spirit and intent of this

            Agreement, and RMST further agrees that if it intends to permit individuals to participate in a press conference pursuant to the Bass Ale Agreement, such invitation is subject to the prior approval of DCI, reasonably exercised;

      c. each of Ellipse and RMST agree to coordinate in good faith with DCI's marketing and communications groups to assure that DCI controls the nature and scope of its brand exposure in connection with the Expedition (including, if DCI so elects, the placement of DCI signage on (i) the Aqua+ Vessel and equipment and (ii) the IFREMER vessel and equipment, which RMST shall use its best efforts to achieve, with DCI to retain sole control over all uses of its trademarks, logos and variations incorporating the same at all times) and DCI in connection therewith agrees that RMST and Ellipse shall have the right to place signage of their own on such Vessels and equipment, and DCI agrees that, to the extent DCI may in fact have the ability to grant such right thereto, Ellipse and RMST shall have the right to place their signage upon any vessel upon which DCI is placing its signage (and further provided that DCI shall not take or require any action to be taken which would cause or require the names "Jules" and "Jim" not to remain visible on the Ocean Voyager's submersibles;

      d. (i) DCI and RMST reserve the right to approve or disapprove all individuals brought to the site of the Expedition by Ellipse or Aqua+, other than those individuals whose names appear in the Budget, or who are employees of Aqua+ and who "man" the Ocean Voyager pursuant to the Ocean Voyager Charter Agreement. Ellipse and RMST shall each secure all requisite permissions and written releases (by execution of an Appearance Release in substantially the form attached hereto as Schedule 4(d)(i)) of all "key individuals" brought to the Expedition thereby; including, without limitation, RMST shall secure such releases and the active cooperation of George Tulloch, Charles Haas, John Eaton, Alexander Lindsay and Buzz Aldrin (which RMST hereby represents are the "key individuals" involved with and which shall be on the site of the Expedition thereby), with respect to the recording of interviews and procurement of other materials for possible use in and in connection with the Programs and any ancillary productions relating to the Project undertaken by or with the authorization of DCI (e.g., "making of" programs, on-line events, live television broadcasts, etc.), (ii) Ellipse and RMST shall secure a written release, in substantially the form attached hereto as Schedule 4(d)(ii), of all individuals brought to the site of the Expedition thereby (including, without limitation, individuals brought pursuant to the Bass Ale Agreement), whether on the Nadir, the Ocean Voyager (and the Ocean Voyager Charter Agreement shall so provide that Aqua+ shall ensure that each such individual shall in fact execute such form of written release, prior to boarding the Ocean Voyager) or otherwise, including, without limitation, the individuals who "man" such vessels, pursuant to which such individuals shall covenant that all stills and footage taken thereby at the site of the Expedition is for their personal use, and may not be sold, given or otherwise released to any entity or individual for commercial use, by the media or otherwise; provided, however, that Ellipse agrees to use best efforts to secure releases, in the form attached hereto as Schedule 4(d)(ii), of the twenty-six individuals (i.e., the nineteen sailors and nine submersible operators) that are currently aboard the Ocean Voyager, and (iii) Ellipse and RMST shall in addition use their best efforts to secure written Appearance Releases, in the form of Schedule 4(d)(i) attached hereto, of Burt Reynolds, the survivors of the Titanic shipwreck, and all other individuals who are on board the Vessels or otherwise brought to the site of the Expedition thereby, with respect to the recording of interviews and procurement of other materials for possible use in and in connection with the Programs and any ancillary productions relating to the Project undertaken by or with the authorization of DCI (e.g., "making of" programs, on-line events, live television broadcasts, etc.);

      e. RMST shall not amend or otherwise modify the Bass Ale Agreement without the prior written consent of DCI; and

      f to cooperate in good faith with DCI to obtain the original plans for the Titanic from Harland & Wolff.

5. Media Coverage. RMST and Ellipse hereby acknowledge that is has always been, and remains, a matter of critical importance to DCI that suitable approaches are found to anticipate and address the controversies associated with a research and recovery operation involving the Titanic shipwreck, both in the planning and execution of the Project and in all press releases and other public announcements. RMST and Ellipse also acknowledge the importance to DCI of developing an effective means of managing third party requests for media coverage of the Expedition so as to avoid any dilution or impairment of the exclusive rights that DCI is being granted with respect to the Project. Accordingly, RMST and Ellipse hereby grant to DCI the unconditional right to review and approve:

      a. the content of all press releases and other public announcements concerning the Project issued by or with the authorization of RMST or Ellipse excluding customary on-air promotional spots, announcements by French broadcasters as part of a program line-up and press releases (after the initial press release concerning this Agreement and the relationship of the parties involved in the Project) advertising the forthcoming exhibition of the Ellipse Version of the Programs on television by licensees of Ellipse in the Ellipse Territory (defined herein);

      b. the terms and conditions of all agreements, oral and written, with respect to proposed corporate sponsorships relating to the Project; and

      c. the granting of access and permissions to any person or entity (other than those engaged by any of the parties hereto in connection with the Project; provided, that each such individual shall have been apprised of the restrictions on use set forth herein, and if required hereby, shall also have executed a release in the form of
            Schedule 4(d)(ii) hereof) seeking to record or procure still photographs or film, video and/or other motion picture images of the Expedition for use in print, television, radio, on-line and any other media, irrespective of whether or not the proposed use is for news, documentary or any other commercial or non-commercial purpose (the "Media Requests"). DCI's foregoing approval rights shall include the right to specify the terms and conditions of and to review and approve the written agreement on which such Media Requests are to be accommodated, if at all, and DCI's approval may, at its election, be conditioned on DCI being accorded an appropriate credit in conjunction with the permitted coverage. In addition, and without limitation, to the extent that members of cruise ships or other third party vessels are granted permission to film any part of the Expedition for personal use, and to the extent that private individuals are permitted to board any of the Vessels and to film any part of the Expedition for personal use, such individuals shall be required to execute the release, in the form of Schedule 4(d)(ii), pursuant to which such individuals shall covenant that all stills and footage taken thereby is for their personal use, and may not be sold, given or otherwise released to any entity or individual for commercial use, by the media or otherwise. RMST and Ellipse shall refer all Media Requests to DCI, and the parties hereto shall work with one another in good faith to develop and implement a process by which such Media Requests can be managed in a manner that permits bona fide news coverage of the Expedition while respecting and preserving DCI's exclusivity and other rights as set forth herein. Without limiting the generality of the foregoing, RMST and Ellipse hereby grant to DCI the absolute and unconditional right to approve all television coverage of the Project, whether or not on a live basis. Notwithstanding the foregoing, the parties hereto agree that media coverage of the Aqua+ Vessel and equipment, separate and apart from the Expedition, and media coverage of each of the parties hereto, not related to the Expedition, is not subject to such approval process. In addition, subject to the limitation and requirements of
            Section 8 hereof with respect to the utilization of the Wreck Site Recordings and to the provisions of Section 8(e) hereof, the use of still photographs exhibited in the print format, to the extent exhibited in the Ellipse Territory in order to promote Ellipse's exhibition of the Programs is hereby preapproved; provided, that such exhibition of stills in print format does not appear in a version of National Geographic magazine.

6. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

      a. "DCI Programming Services" shall mean all programming services in which DCI has an ownership interest or controls or shares control of programming decisions, or to which DCI supplies programming in a block for exhibition under the names and marks "TDC", "Discovery Channel", "TLC", "The Learning Channel", "Discovery Animal Planet" and any other DCI trademarks and any other logos or variations incorporating the same.

      b. "Electronic Media Rights" shall mean the rights to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit any portion of any work in combination with or as a composite of other content of any nature, including, without limitation, text, data, photographs, illustrations, and/or video or audio segments, and to record or otherwise store the resulting combination or composite product on any physical electronic medium from which the contents can be accessed and retrieved by means of a central processing unit, whether now known or hereafter to become known, including, without limitation, magnetic tape, diskette, interactive CD, CD-ROM, laser disk, optical disk, integrated circuit card and chip and to distribute the resulting combination or composite product on such medium by any means.

      c. "Expedition Recordings" shall mean the Wreck Site Recordings (as defined below) and all other audio recordings, still photographs and film, video and other motion picture images (in all formats and however recorded) made in the North Atlantic during the Expedition by RMST, IFREMER and/or any third party authorized by either of the foregoing entities (other than Stardust or any other person or entity engaged by DCI or Stardust to work on the Programs including, without limitation, to the extent made by

            Ellipse or Aqua+ pursuant to the Production Services Agreement or any other agreement, exclusive of this Agreement, pursuant to which DCI or Producer shall engage such entity to work on the Programs, all of such works made pursuant to any such agreement with DCI each of the parties hereto confirms shall constitute a work-for-hire, all right, title and interest therein which shall be and remain with
            DCI).

      d. "Footage Rights" shall mean the right to license the use of limited portions of a production for inclusion in an unrelated production, which unrelated production may be exploited in any media.

      e. "French-Speaking Territories" shall mean the French-speaking territories throughout the world outside of France listed on
            Schedule 6(e) attached hereto.

      f. "Home Video Rights" shall mean the rights to distribute, license, sell, rent and/or otherwise exploit (collectively "distribute" or "distribution" as applicable) an audio-visual work on video cassettes, videodiscs or in any other analogous format now known or hereafter invented, for private viewing of the visual images and synchronized audio-track by means of a playback device which causes a visual image of the work to appear on the screen of a television receiver or comparable device, where both the playback device and the television receiver are located in consumer homes. Notwithstanding the foregoing, Home Video Rights shall include any Electronic Media Rights or any other distribution involving or utilizing computer or other interactive technology (including, without limitation, video discs).

      g. "Non-Standard Television Rights" shall mean any and all forms of television distribution, exhibition and display, whether now existing or hereafter developed, other than by the exercise of Standard Television Rights, including, without limitation, exploitation on a subscription, license, rental, sale or other basis (but not including theatrical exhibition to paying audiences, Home Video Rights and Non-Theatrical Rights). Non-Standard Television Rights shall include, but not be limited to, exhibition by cable, pay cable, "over-the air pay" or subscription television, master antenna, low power television, closed circuit, hotel (for private in-room viewing only), multipoint distribution service and direct broadcast satellite service, video-on-demand and near video-on-demand.

      h. "Non-Theatrical Rights" shall mean the distribution of a work in all formats and by all means of technology now in existence or hereafter discovered (other than Television) to schools, libraries, churches, museums, hospital, prisons, summer camps, airline, cruise and other markets customarily referred to as "in-flight" or "transportation", or private businesses; provided, that Non-Theatrical Rights shall not include (i) any distribution to any person, entity or venue (including, without limitation, those described above, cinemas and concert halls) for any exploitation or exhibition to audiences where a charge for admission is made and (ii) any Electronic Media Rights or any other distribution involving or utilizing computer or other interactive technology (including, without limitation, video discs).

      i. "On-Line Rights" shall mean the right to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit any portion of any work in combination with or as a composite of other content of any nature, including, without limitation, text, data, photographs, illustrations for video or audio segments, and to store the resulting combination or composite product in one or more central processing units for the purpose of permitting third parties to access and retrieve portions of such resulting product by means of any public or proprietary on-line computerized interactive information retrieval network or system.

      j. "Standard Television Rights" shall mean conventional, over-the-air television distribution of programming by a UHF or VHF television broadcast station, the video and audio portions of which are intelligibly receivable without charge by means of standard roof top or television set built-in antennas; provided, that broadcasts like those in England by the BBC shall be considered to be the exercise of Standard Television Rights.

      k. "Television Rights" shall mean Standard Television Rights and Nonstandard Television Rights.

      1. "Wreck Site Recordings" shall mean the Illumination Footage and all other audio recordings, still photographs and film, video and other motion picture images (in all formats and however recorded) made undersea, on the ocean floor, at or in the vicinity of the Titanic wreck site during the Expedition.

7.    Ownership of Programs; Use of Programs.

      a. Ownership of Programs. Except for the rights that shall be retained by RMST and Ellipse or licensed by them to DCI as set forth in this Agreement, the parties hereto agree that DCI shall be the sole owner of the copyrights and all other rights in the Programs and all elements thereof and relating thereto (the "Program Elements") including, without limitation, concepts, outlines, development materials, treatments, scripts, titles, stills, original music, outtakes and performances (other than the Expedition Recordings and Other Materials), all of which shall be created for DCI as a "work-made-for-hire" (as such term is defined in the U.S. Copyright
            Act). Notwithstanding the foregoing, the Ellipse Elements (defined herein) shall not constitute Program Elements owned by DCI.

      b. Use of Programs. Except for the licenses and other rights granted by DCI to RMST and Ellipse as set forth in this Agreement or as otherwise specified in this Agreement, DCI will have the sole and exclusive right to exhibit, license, promote, distribute, sell and otherwise use the Programs and the Program Elements and to exploit all rights therein in any and all manner in all markets and in all media now in existence or to be developed hereafter throughout the world in perpetuity without any additional payment whatsoever to any individual or entity.

            i. Footage Rights. In connection with any footage with respect to the Programs that DCI, in its sole discretion, elects to make available to third parties for licensing as stock footage, DCI hereby agrees to afford Ellipse a *
                  * discount from DCI's standard rate card for any such footage licensed to Ellipse.

8. Exploitation of Expedition Recordings. DCI hereby confirms and agrees that RMST owns all rights in and to the Expedition Recordings made thereby, and that RMST shall retain the ownership of the copyrights, therein, notwithstanding the license of DCI of all or any portion

* denotes redacted material
      thereof pursuant to this Agreement. RMST hereby grants to DCI the unlimited right and perpetual, fully paid license, to incorporate the Expedition Recordings in the Programs and otherwise use and exploit the Expedition Recordings which are incorporated in the Programs in and in connection with the marketing, promotion, distribution, sale, licensing and other exploitation of the Programs in any and all media, whether now known or unknown, throughout the world in perpetuity; provided, that Illumination Footage so incorporated into a Program is limited in length to continuous sequences of not more than 180 seconds each and a maximum aggregate running time of all sequences of Illumination Footage (x) incorporated into any one Program of not greater than 8 minutes per 60 minutes of running time and (y) incorporated into both Programs of not greater than 12 minutes of running time; and further provided, that such right to use and exploit the Wreck Site Recordings shall be limited to the inclusion thereof in the Programs; provided, however, that Wreck Site Recordings incorporated into the Programs may be used in Other Productions (as defined in Section 8(b)(i) below) and in the exploitation of Electronic Media Rights pursuant to Section 8(c) below. Additionally, RMST agrees to authorize DCI to use certain Wreck Site Recordings for the marketing, distribution and promotion of the Programs, Other Productions, and Derivative Works of the Programs; provided, that Wreck Site Recordings which are utilized by DCI in a print format will be jointly selected and approved by DCI and RMST, with RMST reserving the right to approve, in its reasonable business judgement, the type and amount of Wreck Site Recordings that DCI will be permitted to so use in the print format for promotional purposes, in light of the potential impact of DCI's proposed use on the impairment of the commercial value of such Wreck Site Recordings to RMST, and further provided, that neither DCI nor Ellipse may use or permit any Illumination Footage to be displayed in a magazine without the prior consent of RMST, and RMST may withhold such consent for any reason or no reason if it believes that such use would have a material adverse effect on the commercial value of the Illumination Footage. Notwithstanding the foregoing, DCI shall have the right to utilize segments of the Programs, Other Productions and Derivative Works that incorporate Wreck Site Recordings in connection with the marketing, distribution and promotion thereof through television commercials. The parties hereto further agree that notwithstanding such ownership thereby or license thereto, as applicable, no other use or exploitation of the Expedition Recordings will be undertaken or authorized by RMST, Ellipse or DCI, except in accordance with the following:

      a. Closed-Circuit TV. RMST shall have the non-exclusive right to exploit the Expedition Recordings by means of closed-circuit television on board the cruise ships being chartered by RMST for the period the cruise ships are on location at the Titanic wreck site for the time period during which the Expedition is taking place.

      b.    Footage Rights.

            i. RMST hereby grants to DCI the non-exclusive right to exploit Footage Rights with respect to the Expedition Recordings in connection with productions other than the Programs (the "Other Productions"); provided, that (A) any and each such Other Production is intended for initial exhibition in all or some part of the world via a DCI Programming Service, regardless of whether or not DCI is the copyright proprietor of such Other Production (i.e., DCI's Footage Rights will apply to DCI-owned productions as well as productions and presales in which exhibition rights for DCI Programming Services are merely licensed), (B) DCI cannot, prior to

                  December 31, 1997, license or exhibit any such Other Productions within the territories in respect of which Ellipse shall have been granted a license to exhibit the Programs in accordance with Section 9 of this Agreement and the License Agreement, and (C) such footage so incorporated in such Other Production is limited in length to continuous sequences of not more than 120 seconds each and a maximum aggregate running time of all sequences of Expedition Recordings incorporated in such Other Production of not greater than 10 minutes per 60 minutes of running time.

            ii. RMST shall reserve the non-exclusive right to exploit Footage Rights with respect to Expedition Recordings not incorporated in the completed Programs (i.e., RMST's reservation of non-exclusive Footage Rights applies to out-takes only); provided, that (A) such Footage Rights shall not be exploited sooner than December 31, 1997 and (B) the maximum running time of any continuous sequence of Expedition Recordings incorporated into a single production shall be 120 seconds and the maximum aggregate running time of all sequences of Expedition Recordings incorporated into a single production shall not exceed 10 minutes per 60 minutes of running time for the applicable production.

            iii. RMST shall reserve the non-exclusive right to incorporate Illumination Footage into a large-screen theatrical production being developed by RMST (the "Theatrical Production") without such use being subject to the holdback and per sequence and aggregate running time limits described in Subsection ii above; provided, that (A) prior to June 30, 1998, there shall be no commercial exploitation of such production except for theatrical exhibition at RMST's proposed and future exhibitions which are intended to display Titanic artifacts recovered by RMST in a museum-quality environment and/or as a free-standing exhibition (the "RMST Titanic Exhibitions"), (B) the premiere exhibition of the Theatrical Exhibition in any area of the DCI Territory where a RMST Titanic Exhibition is appearing shall not occur until 30 days after the premiere of the Initial Program on the DCI Programming Service exhibited in such area of the DCI Territory, and (C) on and after June 30, 1998, RMST may commercially exploit the Theatrical Production only at a theatrical venue (whether or not located at an RMST Titanic Exhibition).

            iv. RMST shall reserve the non-exclusive right to exploit Wreck Site Recordings (including those portions incorporated into the Programs) to create an audio-visual work to be distributed to consumers on video cassettes, for private viewing of the visual images and synchronized audio-track by means of a playback device which causes a visual image of the work to appear on the screen of a television receiver or comparable device, where both the playback device and the television receiver are located in consumer homes (the "RMST Illumination Footage Video"); provided, that (A) the RMST Illumination Footage Video shall not be sold, rented or otherwise distributed prior to the earlier of (x) 30 days following the premiere of the Initial Program on Discovery Channel in the U.S., or (y) June 1, 1997 and (B) RMST shall not commercially distribute, sell or otherwise exploit the RMST Illumination Footage Video prior to June 1, 1998 except via (i) on-site retail sales to visitors at the RMST Titanic

                  Exhibitions, and (ii) direct marketing to the names on RMST's proprietary mailing list currently consisting of approximately 40,000 such names.

      c. Electronic Media Rights. RMST hereby grants to DCI, and RMST shall retain, the non-exclusive right to exploit Electronic Media Rights with respect to the Expedition Recordings; provided, that RMST shall have the right to approve any such exploitation of Illumination Footage by DCI (which approval may be conditioned upon the negotiation of DCI's payment of a fee for the right to use Illumination Footage in connection with the exploitation of Electronic Media Rights, and which approval may be withheld for no reason or any reason and provided, further, that neither DCI nor RMST shall commence the commercial exploitation of Electronic Media Rights with respect to the Expedition prior to October 1, 1997, nor shall DCI exploit its Electronic Media Rights with respect to any CD-ROM product created incorporating Expedition Recordings and/or Other Materials prior to September 1, 1999 unless Ellipse has waived its right to exclusive use thereof during such period, and provided further, that Expedition Recordings shall in no event be utilized by DCI in connection with the exploitation of Electronic Medial Rights at exhibitions at which patrons pay a fee or other consideration for admission

      d. Print Publishing. RMST shall retain the exclusive print publishing rights with respect to Expedition Recordings and, in addition, neither DCI nor Ellipse shall authorize the publication of any book concerning the Expedition; provided, that:

            i. subject to the limitations and requirements of the first paragraph of this Section 8 hereof preceding Subsection 8(a) hereof, with respect to the utilization of Wreck Site Recordings, RMST grants to DCI and Ellipse the non-exclusive right to exercise print publishing rights with respect to the Expedition Recordings for purposes of advertising and promoting the Programs in their respective territories (Ellipse's territories as set forth in Section 9 below and DCI's territories outside of the scope of its license to Ellipse);

            ii. in no event shall RMST use or authorize the use of any still or motion picture images or artwork owned or controlled by DCI without DCI's express prior written approval;

            iii. RMST shall not authorize any publication of Expedition Recordings in any magazine or other periodical in a territory of DCI prior to six months following the premiere of the Initial Program on Discovery Channel (or, if applicable, the DCI Programming Service so exhibited in such territory) in such territory of DCI; provided, that RMST shall have the right to authorize the publication of Illumination Footage in a magazine or other periodical (except for National Geographic) 30 days after the premiere of the Initial Program on the Discovery Channel. In addition, except as set forth in the previous sentence, RMST's rights to authorize such use of Expedition Recordings is in all events subject to the approval rights of DCI set forth in Section 5 of this Agreement; provided, that the terms "magazine or other periodical" referred in this sentence shall not be deemed to include pamphlets, catalogues or other small printed handouts distributed in connection with the promotion of the RMST or the RMST Titanic Exhibitions.

      e. Limitations on use of Still Images. In addition to the foregoing, DCI agrees that, with respect to still images of Titanic artifacts recovered during the Expedition, and with respect to still images of the raising of the hull of the Titanic, which still images are owned by DCI (collectively, "Restricted DCI Still Images"), DCI shall not use any such Restricted DCI Still Images in connection with the exercise of merchandising rights; and Ellipse agrees that, with respect to still images of Titanic artifacts recovered during the Expedition, and with respect to still images of the raising of the hull of the Titanic, which still images are owned by Ellipse (collectively, "Restricted Ellipse Still Images"), Ellipse shall not use any such Restricted Ellipse Still Images in connection with the exercise of its merchandising rights. Without limiting the foregoing, the parties hereby agree that the inclusion, within a home video distributed by DCI or Ellipse to consumers, in connection with the exercise of Home Video Rights, of a poster of a Restricted DCI Still Image or of a Restricted Ellipse Still Image, shall constitute merchandising of such Restricted Still Image and shall be prohibited by this Agreement.

9.    Television Exhibition.

      a. DCI and Ellipse hereby agree that Ellipse shall have the following Television Rights on the following basis, with respect to the
            Programs:

                  Redacted Material.

            Redacted material

      b.    Redacted material

            Redacted material

10. Home Video Exploitation. DCI shall pay to RMST an amount equal to ten percent (10%) of Net Revenues (as defined on Schedule 10 hereto), derived from DCI's exploitation of the Home Video Rights with respect to the Programs and DCI shall retain for its sole account all of the remainder of such revenues derived from the exploitation of the Home Video Rights with respect to the Programs; provided, that Ellipse has the right to exploit Home Video Rights in the Programs in France as well as in all of Ellipse's Territory which constitutes the French-Speaking Territories, for the 10 year period running concurrently with the term of Ellipse's license to exhibit the Special via Television in France, and Ellipse shall pay to RMST an amount equal to ten percent (10%) of Ellipse Net Revenues (as defined on Schedule 10(b) hereto) derived from Ellipse's exploitation of such Home Video Rights, and shall retain for its accounts all such remaining revenues derived by Ellipse therefrom; provided, that Ellipse covenants and agrees that the packaging for each such home video of the Programs sold or otherwise distributed in France pursuant to the exercise of such rights of Ellipse shall contain the Discovery Channel logo on the spine thereof and on the back thereof adjacent to a copyright notice in DCI's name, the prominence, form and placement of which logos and copyright notice shall be subject to DCI's express prior written approval. DCI shall license to RMST the non-exclusive right to combine the Programs with additional Illumination Footage (the "RMST Video") and exploit the Home Video Rights with respect to the resulting production, on the following conditions:

      a. RMST shall not commercially distribute, sell or otherwise exploit the RMST Video except via (i) on-site retail sales to visitors at RMST Titanic Exhibitions, and (ii) direct marketing to the names on RMST's proprietary mailing list currently consisting of approximately 40,000 such names;

      b. RMST shall not release or distribute an RMST Video combining additional Illumination Footage with the Initial Program prior to 30 days after DCI shall release its home video of the Initial Program, or if sooner, prior to 30 days after DCI shall release its home video of the Initial Program. RMST shall not release or distribute an RMST Video combining additional Illumination Footage with the Special prior to 30 days after DCI shall release its home video of the Special, or if sooner, prior to 30 days after DCI shall release its home video of the Special. To the extent available thereto, DCI shall provide RMST with reasonable notice of its schedules for the release of the home video for each of the Initial Program and the Special, and shall provide to RMST, at no charge to RMST, a master copy of each, within 15 business days of receipt by DCI of the same.

      c. RMST shall consult with DCI in good faith and secure DCI's prior approval with respect to (i) all editorial content of the RMST Video, including any proposed modifications to the editorial content of the Programs and all Illumination Footage and/or other content RMST proposes to include on the RMST Video in addition to the Programs, (ii) the use of any DCI name, logo or other proprietary mark on or in connection with the RMST Video and (iii) all packaging and marketing materials created for use in connection with the distribution of the RMST Video.

11. On-Line Exploitation.

      a. Subject only to RMST's reservation of rights as described below, RMST grants to DCI all On-Line Rights with respect to the Project in all languages throughout the world, on an exclusive basis from the date of this Agreement through September 15, 1997 (the "Exclusive Period") and on a non-exclusive basis in perpetuity thereafter; provided, that (i) the granting to DCI of such On-Line Rights with respect to the Project shall not limit RMST's ability to maintain the RMST Website (as defined below), subject to the restrictions set forth in Subsection (b)(iii) below with respect to the content to be distributed thereon, (ii) DCI shall not sublicense to third parties for use on their websites content on the DCI Website (as defined below) which is licensed to DCI by RMST, and (iii) all Expedition Recordings used by DCI as content on the DCI Website will be jointly selected and approved by RMST and DCI, based on reasonable standards. In addition, the parties hereto hereby acknowledge that RMST has granted certain on-line rights pursuant to the Bass Ale Agreement in connection with the Bass Ale consumer promotion described therein.

      b. In full consideration of the license of On-Line Rights granted to DCI pursuant to Subsection a above, DCI agrees to:

            i. pay to RMST a flat fee of U.S. $40,000 (which fee DCI shall set off against amounts owed by RMST as its share of the Budget);

            ii. include, for such time as DCI's website Discovery Channel Online (the "DCI Website") shall contain content covering the Project, at the main web page of the DCI Website which covers the Expedition, a hotlink to RMST's website "Titanic Online" (the "RMST Website");

            iii. authorize RMST to use certain Expedition Recordings solely for purposes of enabling limited daily updates during the Expedition on the RMST Website; provided, that all Expedition Recordings so used by RMST will be jointly selected and approved by RMST and DCI, with DCI reserving the right to approve, in its reasonable business judgment, the type and amount of Expedition Recordings that RMST will be permitted to use for such purposes, in light of the potential impact of RMST's proposed use on the DCI Website's ability to generate revenue by selling exclusive packages to its sponsors and advertisers;

            iv. following the Exclusive Period, accord RMST non-exclusive access to all DCI owned and controlled artifacts relating to the Project created for use on the DCI Website; provided, that such content will be used by RMST solely for incorporation into the RMST Website relating to the Titanic shipwreck; and

            v. other than to the extent incorporated into the Programs, Other Materials utilized by DCI in the exploitation of its OnLine Rights will by jointly selected and approved by DCI and RMST, with RMST reserving the right to approve, in its reasonable business judgment, the type and amount of Other Materials that DCI will be permitted to use for such purposes, in light of the potential impact of DCI's proposed use on the impairment or dilution of the commercial value of such Other Materials to RMST.

12. Promotional Reel. DCI shall accord RMST access to all reasonably available Program Elements (including out-takes, as well as the editorial content of the completed Programs) for purposes of enabling RMST to create a promotional reel for non-commercial internal use, and DCI agrees that portions of such promotional reel, in reasonably limited segments (approximately 5 minutes), may also be exhibited at the RMST Titanic Exhibitions, in the areas where viewers are waiting in line for entrance to such Exhibitions; provided, that RMST shall be solely responsible for all costs of obtaining such elements (including all required third party clearances) and DCI shall have the right to approve the content of any such reel.

13. Delivery Elements. The Initial Program and Special shall be budgeted for delivery of 52 minute and 104 minute seamless international master tapes, respectively, and other customary physical elements and documentation as customarily required by DCI for its high-end commissioned prime time specials. Ellipse shall be solely responsible for all additional costs of creating versions of the Programs for the Ellipse Territory. Details concerning deliverables are set forth in Schedule 13 attached hereto.

14. Production Credits. The following production credits will be accorded on the Programs:

      a. On DCI Versions: A credit in substantially the form "Produced for Discovery Channel by Stardust Visuals, Inc. and Ellipse Programme, with the cooperation of RMS Titanic, Inc."; and

      b. On Versions Licensed by Ellipse: A credit in substantially the form "A Stardust Visual and Ellipse Programme Production for Discovery Channel" "plus, at Ellipse's election, an "In Association With" or "Co-Produced with" credit for any major co-financiers to whom Ellipse sublicenses Television Rights in the territories of France, Germany and Italy, produced with the cooperation of RMS Titanic, Inc. In the event that the use of the above credit conflicts with applicable government regulations, a credit in substantially the form "A Discovery Channel/Stardust Visual/Ellipse Programme Production" may be used in place of the portion of the credit that states "A Stardust Visual and Ellipse Programme Production for Discovery Channel."

15. First Negotiation Right. The parties agree that DCI shall be accorded a customary right of first negotiation to participate on the next Titanic expedition following the Expedition (the "Next Expedition") which right of first negotiation shall be for a period of not less than 45 days, commencing not earlier than February 1 of the calendar year in which the Next Expedition shall occur (the "DCI Negotiating Period), and during which period RMST shall negotiate exclusively (other than with Ellipse with respect to the rights set forth below) and in good faith with DCI. If DCI and RMST shall agree on terms in respect of such Next Expedition, and if RMST shall thereafter fail to enter into an agreement with DCI with respect thereto, but shall instead enter into an agreement with a different media company on the same or less favorable terms (for RMST) as those agreed to with DCI, RMST agrees that it shall not have the right to commence the Next Expedition earlier than one year following the termination of the DCI Negotiating Period. In addition, Ellipse shall be accorded the same right of first negotiation, during the same time period as the DCI Negotiating Period, with respect to its right to participate, with respect to the Ellipse Territory, on the Next Expedition.

16. Agents' Fees. Except for the fee of Cokin Communications, Inc. set forth as a line item in the Budget, RMST and Ellipse shall be solely responsible for and pay all fees, commissions and expenses of their respective agents and representatives, none of which shall be included in the Budget, it being understood that DCI shall have no obligation or liability whatsoever with respect to the same.

17.   Representations and Warranties.

      a.    RMST hereby represents and warrants as follows:

            i. RMST is duly organized and validly existing under the laws of the State of Florida. RMST has the full legal right to enter into this Agreement, to grant all rights granted herein and to fully perform its duties and obligations hereunder. The person executing the Agreement on behalf of RMST is fully empowered to so execute the Agreement.

            ii. Except for the Bass Ale Agreement, the Agreement, dated January 26, 1996, between Ellipse and RMST regarding the production of a CD ROM, and the IFREMER Charter Agreement, true and complete copies of each, including any and all amendments thereto, which have been delivered by RMST to DCI, RMST has not entered and shall not enter into any arrangement or agreement which will or could conflict with the rights granted to the other parties hereto.

            iii. RMST holds the exclusive salvage rights with respect to the Titanic shipwreck.

            iv. RMST will use all reasonable efforts, including seeking injunctive relief where appropriate, to prevent any third party from procuring footage or artifacts from the Titanic wreck site during 1996.

            v. Other than as set forth on Schedule 17(a) attached hereto, no claims have been made or are pending against RMST with respect to its exclusive salvage rights with respect to the Titanic.

      b.    DCI and Ellipse each hereby represents and warrants as follows:

            i. It is duly organized and validly existing under the laws of its jurisdiction of organization. It has the full legal right to enter into this Agreement, to grant all rights granted herein and to fully perform its duties and obligations hereunder. The person executing the Agreement on behalf of it is fully empowered to so execute the Agreement.

            ii. It has not entered and shall not enter into any arrangement or agreement which will or could conflict with the rights granted to the other parties hereto.

18. Confidentiality. Except as may be required in connection with filings with governmental agencies or courts or except as may be required under applicable law, each party hereto shall keep strictly confidential and shall not disclose to any other person or entity other than to its officers and employees on a must-know basis, or to its respective lawyers or accountants, the material terms and provisions of this Agreement. To the extent that information with respect to this Agreement is revealed pursuant to this Section, each party hereto shall use its best efforts to ensure that each person or entity receiving such information shall maintain it in confidence. In addition, RMST agrees that if it files this Agreement with the United States Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, it shall use best efforts to seek confidential treatment of this Agreement with the SEC.

19. Indemnity. Each party (the "Indemnifying Party") shall at all times indemnify and hold harmless the other parties, their respective affiliates, licensees, assignees and affiliated companies, and the officers, directors, shareholders, employees and agents of all such entities (the "Indemnified Parties") against and from any and all claims, damages, liabilities, costs and expenses (including, reasonable counsel fees and disbursements) arising out of any breach or alleged breach by the Indemnifying Party of any representation, warranty or other provisions hereof. In the event of any claim or service of process upon the Indemnified Parties involving the indemnification hereinbefore set forth, the Indemnified Parties shall promptly notify the Indemnifying Party of the claim. The Indemnifying Party shall promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. In addition, if they so elect, the Indemnified Parties shall have the right at their sole cost to engage their own counsel in connection with such claim. In the event that the Indemnified Parties determine that the Indemnifying Party is not diligently and continuously defending any such claim, the Indemnified Parties shall have the right, on their own behalf and as attorney-in-fact for the Indemnifying Party, to adjust, settle, defend or otherwise dispose of such claim. Any costs incurred by the Indemnified Parties in connection therewith shall be promptly reimbursed by the Indemnifying Party, and if the Indemnifying Party fails to so reimburse the Indemnified Parties, the Indemnified Parties shall be entitled to deduct such amounts from any other sums payable to the Indemnifying Party under this Agreement.

20. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing delivered by any of the following: personal delivery; first class certified or registered mail, return receipt requested; U.S. Express mail, or an express overnight service (such as Federal Express), addressed to the respective parties to the Agreement at the addresses set forth in the Agreement or to such other person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice, request, consent, demand or other communication given in accordance with the provisions of this Section shall be deemed to have been given and effective (a) if by personal delivery or overnight mail, when actually received, and (b) if by first class or certified mail, four business days after so mailed.

21. Relationship of Parties. Nothing contained in this Agreement shall create any partnership or joint venture by and among the parties. None of the parties hereto may pledge the credit of the other or make binding commitments on the part of the other, except as otherwise specifically agreed hereunder. This Agreement is not for the benefit of any third party not a signatory hereto and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

22. Default. Subject to the next sentence of this Section 22, if any party hereto (the "Defaulting Party") defaults in the performance of any of its material obligations hereunder and such default shall not be cured within ten (10) days after written notice thereof to the Defaulting Party, or if the Defaulting Party becomes insolvent, or if a petition under any bankruptcy law shall be filed by or against the Defaulting Party which petition, if filed against the Defaulting Party, shall not have been dismissed within thirty (30) days thereafter, or if the Defaulting Party executes an assignment for the benefit of creditors, or if a receiver is appointed for the assets of the Defaulting Party, or if the Defaulting Party takes advantage of any insolvency or any other like statute (any of the above acts are hereinafter called an "Event of Default"), then the non-defaulting parties may, in addition to any and all other rights which it may have against the Defaulting Party, terminate this Agreement by giving written notice to the Defaulting Party at any time after the occurrence of an Event of Default. Notwithstanding the foregoing, if either Ellipse or RMST defaults in the performance of any of its material obligations hereunder and such default is incapable of being cured, DCI may, in addition to any and all other rights which it may have against either Ellipse or RMST, as the case may be, terminate this Agreement by giving written notice to either Ellipse or RMST, as the case may be, at any time after the occurrence of such default. Furthermore, notwithstanding any termination pursuant to this Section 22, the indemnities, warranties and representations set forth herein shall remain in full force and effect, and all rights granted to the non-defaulting parties shall remain vested in such non-defaulting parties.

23.   Miscellaneous.

      a. This Agreement contains the entire understanding and supersedes all prior understandings between the parties hereto relating to the subject matter herein and this Agreement cannot be changed or terminated except in a writing executed by the parties hereto. No employee, agent or other representative of any party hereto is authorized to make any representations, warranties or agreements except as specifically included herein, and the other parties hereto acknowledge that they have not entered into this Agreement in reliance upon any such representation, warranty or agreement. This Agreement may not be assigned by the parties hereto. Each party will, upon the other's request, promptly furnish to the other copies of such agreements or other documents as the other may reasonably desire in connection with any provisions of this Agreement.

      b. Except as may be required in connection with filings with governmental agencies or courts or except as may be required under applicable law, each party shall keep strictly confidential and shall not disclose to any other person or entity other than to its officers and employees on a must-know basis, or to its respective lawyers and accountants, the material terms and provisions of this Agreement. To the extent that information with respect to this Agreement is revealed pursuant to this subsection, each party shall use its best efforts to ensure that each person or entity receiving such information shall maintain it in confidence.

      c. Unless otherwise stated herein, each of the parties hereto hereby agrees that to the extent such party has approval rights with respect to any matter, as set forth herein, such party shall exercise such rights in good faith, subject to such standards as are set forth herein with respect to any particular matter and to standards of reasonableness, such approval rights which shall be exercised in a timely fashion, taking into account the exigencies of the situation with respect thereto.

      d. If any party hereto (the "Non-Performing Party") is prevented from or materially hampered in performing its obligations hereunder by reason of any present or future statute, law, ordinance, regulation, order, judgement or decree, whether legislative, executive or judicial (whether or not constitutional), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy, riot, civil disturbance, war or armed conflict, act of public enemy, embargo, or any similar event of force majeure (all of the foregoing being deemed "force majeure"), such a failure to perform by reason of such an event of force majeure shall not be deemed a breach of or default under this Agreement and the parties shall be liable to each other therefor. If there shall be any occurrence of any such event of force majeure which continues in effect for a period of more than four (4) consecutive or six (6) aggregate weeks, then the other parties shall have the right by notice to the Non-Performing Party to terminate this Agreement without further liability to the Non-Performing Party, except for appropriate payment or adjustment in regard to payments to be made hereunder.

      e. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties hereto hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of New York, and any action or suit under this Agreement may be brought in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of New York. The parties hereto shall not raise in connection therewith, and hereby waives, any defenses based upon venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with
            Section 19 hereof) or the like in any such action or suit brought in the State of New York.

      f. In the event that any term, condition, covenant, agreement, requirement or provision herein contained shall be held by any court to be unenforceable, illegal, void or contrary to public policy, such term, condition, covenant, agreement, requirement or provision shall be of no effect whatsoever upon the binding force or effectiveness of any of the other terms hereof, it being the intention and declaration of the parties hereto that had they or any of them known of such unenforceability, illegality, invalidity or contrariety to public policy, they would have entered into a contract, each with the other, containing all of the other terms, conditions, covenants, agreements, requirements and provisions hereof.

      g. No waiver by any of the parties hereto of any breach hereof shall be deemed a waiver of any preceding or succeeding breach hereof. Notwithstanding any other provision of this Agreement, except as set forth in the following sentence, the sole remedy of Ellipse and RMST for breach by DCI of any of its obligations under this Agreement shall be an action at law for damages and each of Ellipse and RMST acknowledge that such damages are fully adequate to compensate such party in the case of any breach by DCI hereunder. In no event shall either Ellipse or RMST be entitled to rescission, injunctive or other equitable relief other than to enjoin DCI from using the Expedition Recordings and the Other Materials in contravention of the terms and provisions of this Agreement.

      h. Ellipse and RMST hereby acknowledge that the names and the marks "TDC". "Discovery Channel", "TLC", "The Learning Channel", "Discovery Animal Planet" and any other DCI trademarks and any logos and variations incorporating the same are, as among the parties hereto, the exclusive property of DCI and that neither Ellipse nor RMST has or will acquire any proprietary rights thereto by reason of this Agreement. Neither Ellipse nor RMST shall have any rights to use such names, logos, variations or titles except at the times and in the manner expressly approved by DCI.

      i. The headings of this Agreement or any sections hereof are inserted only for the purpose of convenient reference, and it is acknowledged that they may not accurately or adequately describe the contents of the sections which they head. Such headings shall not be deemed to limit, cover, or in any way affect the scope, meaning or intent of this Agreement or any part thereof, nor shall they otherwise be given any legal effect in the construction of any provision hereof.

      j. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                                    DISCOVERY COMMUNICATIONS, INC.

                                    By:_______________________________
                                         Name:
                                         Title:

                                    ELLIPSE PROGRAMME

                                    By:_______________________________
                                         Name:
                                         Title:

                                    RMS TITANIC, INC.

                                    By:______________________________
                                         Name:
                                         Title:

                                  Schedule 1(a)

            Redacted material (pages 1 to 5)

                                Schedule 1(a)(1)

                             [Letterhead of Aqua +]

RMS Titanic, Inc.
17 Battery Place,
Suite 203
New York, New York 1004

      Re: Charter By RMS Titanic, Inc. from Aqua + of the vessel the Ocean Voyager.

Gentlemen:

      This letter will serve as confirmation of the basic terms which shall be contained in a charter agreement (the "Charter Agreement") between Aqua + and RMS Titanic, Inc. ("RMST"), pursuant to which RMST shall charter from Aqua + (the "Charter") the vessel owned by Aqua + and known as the "Ocean Voyager" (the "Vessel"). Aqua + acknowledges that the Vessel is being chartered by RMST in connection with the Tri-Party Agreement, dated of even date herewith, among RMST, Discovery Communications, Inc. ("DCI") and Ellipse Programme, in the undertaking of the Titanic shipwreck scientific research expedition and recovery operation by RMST that is scheduled to occur during the summer of 1996 (the "Expedition") and the production and delivery by and for DCI of the documentary television programs described below on the subject of the Titanic shipwreck and the Expedition (The "Programs" and, together with the Expedition, are referred to collectively as The "Project").

      Aqua + and RMST hereby confirm and agree that the Charter Agreement shall contain, without limitation, the following terms:

1. Term of The Charter; Schedule.

      The term of the charter Vessel commence on or about July 15, 1996, and terminate on or about September 10, 1996 (The "Term"). During the Term, the Vessel shall operate pursuant to the schedule set forth on Exhibit 1 attached hereto (the "Schedule"), and shall be available for the dive shots set forth on
Exhibit 2 attached hereto (the "Dive List"), provided, however, that the Schedule and the Dive List are each subject to modification at the reasonable request of DCI, if required thereby as a result of the exigencies relating to the production of the Programs.

2. Equipment; Crew.

      The Vessel shall be equipped with all of its customary at sea assets, which assets shall include, without limitation, the equipment listed on Exhibit 3 attached hereto. In addition, the Vessel shall have a full complement of at-sea crew (the "Crew").

3. Consideration.

      In consideration for the Charter, RMST shall pay to Aqua + the sum of 550,000 U.S. Dollars, and 40 U.S. Dollars per night per individual (each a "Guest") on the Vessel (exclusive of the Crew) for room and board. Telephone communications made by Guests are an additional expense, at the customary rates charged by Aqua + therefor.

4. Insurance.

      Aqua + shall maintain with financially sound and reputable insurance companies all ordinary and necessary insurance against at least such risks as are customarily insured against in connection with the operation and charter of an oceangoing vessel, including, without limitation, liability, property and casualty insurance. All insurance shall name both RMST and DCI as additional loss payee thereon. Aqua + shall deliver to each of RMST and DCI a detailed list of insurance, and copies of insurance certificates naming each as additional loss payee, not later than the execution of the Charter Agreement.

5. Releases, No Photography.

      Aqua + shall use its best efforts to have each member of the Crew execute and deliver a release in the form attached hereto as Exhibit 4 (each, a "Release"). In addition, Aqua + shall ensure that all Guests shall execute and deliver a Release. "Aqua + shall inform and direct its employees and agents, including but not limited to its contractors and subcontractors, that no audio or visual record, including, but not limited to, photographs (including negatives), audio recording, video recordings, film and motion pictures, may be taken by them during the Expedition.

      The parties hereto agree to use best efforts to enter into the Charter Agreement not later than July 24, 1996, provided, however, that each agree that the Charter Agreement is in all respects subject to the approval of DCI.

      By execution and delivery of this letter, where indicated, you agree to be bound by the terms hereof.

                                     Very truly yours,
                                     Aqua +


                                     ------------------------
                                     By:
                                     Its:

Agreed to and accepted:
RMS Titanic, Inc.


---------------------------
By:
Its:

                                    Exhibit 1
                                    ---------

                             Ocean Voyager Schedule
                              (Portion of Schedule)

August 4                          Rendezvous with Nadir at Titanic site

On or about August 6              Leave for St. John's to pick up lights at
                                  earliest availability (presently assuming lights will be ready for loading August 8)

On or about August 8              Arrive at St. John's, load lights and
                                  additional production personnel (including scientists), and leave for Titanic site

On or about August 10             Arrive at Titanic (add one extra day for
                                  arrival date if shallow water dives with Nadir are made en route)

On or about August 20             Leave Titanic site for St. John's

On or about August 22             Arrive at St. John's, drop off Phase 1 crew
                                  and production personnel (including
                                  scientists) and pick up Phase 2 crew and production personnel, and leave for
                                  Titanic site

On or about August 24             Arrive at Titanic site (add one extra day
                                  for arrival date if shallow water dives
                                  with Nadir are made en route)

August 29                         Leave Titanic site for New York after
                                  departure of the RMST cruise ships,
                                  provided that an earlier date of departure for New York will be permitted if, and only if, DCI, in its sole good faith judgment, determines that acceptable alternative arrangements have been made for accomodating the needs of the crew and other production personnel (including, without limitation, the Discovery Channel
                                  On-Line team) required to remain at the
                                  Titanic site until the end of the event

                                    Exhibit 2
                                    ---------

                              (to Schedule 1(a)(1)

Redacted material (pages 1 to 18)

                                    Exhibit 3
                                    ---------

                              (to Schedule 1(a)(1)

Redacted material (pages 1 to 5)

                                    Exhibit 4
                                    ---------

                           GENERAL RELEASE AND WAIVER
                               OF RIGHTS AGREEMENT

               NOTICE: YOUR PRESENCE ABOARD THE "NADIR" AND "OCEAN
                  VOYAGER" SURFACE VESSELS AND ANY OTHER VESSEL
                        CHARTERED FOR THE 1996 EXPEDITION
                       OF RMS TITANIC, INC. TO THE SITE OF
                       THE SINKING OF THE RMS TITANIC, AND
                       TRAVEL ON SUCK VESSELS TO AND FROM
                 LAND, IS AN INHERENTLY DANGEROUS AND HAZARDOUS
                     ACTIVITY. PRESENCE ABOARD SUCH VESSELS
                              IS AT YOUR OWN RISK.

      I wish to be permitted aboard vessels that may be present at, or utilized in connection with, the expedition by RMS Titanic, Inc. (the "RMST"), together with the participation of Discovery Communications, Inc. ("DCI") and Ellipse Programme ("Ellipse") on or about July 1996, to the site of the sinking of the R.M.S. Titanic in the North Atlantic Ocean (the "Expedition"). I acknowledge that RMST has chartered vessels owned by IFREMER and Aqua+ for such expedition. Subject to the terms and conditions set forth below, I understand that I may be permitted to be aboard the IFREMER "NADIR" vessel or the Aqua+ "OCEAN VOYAGER" vessel, as the case may be, during the course of the Expedition. For convenience of reference, the IFREMER "NADIR" and Aqua+ "OCEAN VOYAGER" vessels are collectively referred to herein as the "Vessels".

      I understand that presence upon the Vessels is an inherently dangerous and hazardous activity.

      In consideration of the Company permitting me to be aboard the Vessels, I agree as follows:

                                 GENERAL RELEASE

      1. I hereby agree to assume all risks with respect to, and agree to release and hold each of RMST, DCI, Ellipse, IFREMER, Aqua+ and Guiness Import Company ("Guinness", which together with RMST, DCI, Ellipse, IFREMER and Aqua+ shall be collectively referred to herein as the "Companies") and their respective officers, directors, employees and agents harmless from any and all liabilities, claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any personal injury, disease or sickness, including death resulting therefrom, or for loss of, or damage to, my property, while boarding, aboard or departing from the Vessels. I hereby agree not to make any claim against and/or sue any of the Companies or their respective officers, directors, employees and agents for any such injury, disease, sickness, death, loss or damage.

      2. I hereby release each of the Companies and their respective officers, directors, employees and agents from any claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any injuries or losses arising out of the negligence of any of the Companies or their respective officers, directors, employees or agents.

      3. I hereby acknowledge that IFREMER or Aqua+, as the case may be, has sole and exclusive control over the standards of care and conduct to be followed by all persons aboard the Vessels, and agree to abide by all directives and instructions, and rules and regulations, that may be issued by the crew, agents, staff, and/or employees of IFREMER and Aqua+.

      4. I hereby agree that I shall be solely responsible for all costs and expenses in connection with my travel to and from the Nadir or the Ocean Voyager, as the case may be, and agree that none of the Companies has undertaken or has any responsibility or obligation, to make any arrangements for my travel to and from the Nadir or the Ocean Voyager, as the case may be. I further acknowledge that I have not paid any fees or any other form of compensation to any of the Companies in consideration of my having been granted permission to be aboard the Nadir or the Ocean Voyager, as the case may be.

                            OWNERSHIP OF PHOTOGRAPHIC
                          AUDIO, VIDEO AND FILM RIGHTS

      5. I hereby agree that RMST, DCI or Ellipse, as the case may be (collectively, the "Owners"), shall be the sole and exclusive owner of any and all audio or visual records made on any medium, including, but not limited to, photographs (including negatives), audio recordings, video recordings, film and motion pictures (collectively "Artwork") that I may take or make of the Vessels or while boarding, aboard or departing from the Vessels. I hereby agree to surrender and deliver to the Owners any and all such audio and visual records upon request of any of the Owners while I am aboard the Nadir or the Ocean Voyager, as the case may be, or any time after I depart from the Nadir or Ocean Voyager, as the case may be, and further agree that I shall not be entitled to receive payment of any fees, compensation, royalties or any other remuneration of any kind or description from any of the Owners or from any third party for the rights to any such audio or visual records. I further agree not to release any Artwork to any news, media or other commercial enterprise, but shall, to the extent I retain the same pursuant hereto, use such Artwork only for my personal use.

      6. I hereby agree that the Owners shall have the right to copyright such audio or visual records in their respective names or any name they may choose, and to edit, use, re-use, publish, re-publish, the same, in whole or in part, severally or in conjunction with other audio or visual works, in any medium and for any purpose whatsoever including (but not by way of limitation) illustrating, promotion and advertising, and trade, with or without credit or attribution to me, as the Owners, in their sole discretion, shall deem appropriate.

      7. The Owners may, but shall not be obligated to, deliver to me copies of any such audio or video record for my personal enjoyment and use, subject to execution by me of an appropriate agreement prohibiting me from the use of any such audio or video records for commercial purposes or for my direct or indirect pecuniary gain, and subject further to such other terms and conditions as the Owners may, in their sole discretion, may deem reasonable.

                                 PHOTOGRAPHS AND
                                 LIKENESS OF ME

      8. I hereby agree that the Owners shall have an unrestricted, absolute and irrevocable right, with respect to photographs and likenesses of me, or my voice or appearance in any other visual or audio records of the Expedition, including, but not limited to, photographs, video recording, film, taping and motion pictures: (a) to copyright the same in the Owner's respective name or any other name they may choose; (b) to edit, use, re-use, publish and re-publish the same in whole or in part, severally or in conjunction with other such visual records, in any medium and for any purpose whatsoever, including (but not by way of limitation) illustration, promotion and advertising, and trade; and (c) to use my name in connection therewith if the Owners so choose. I further hereby release and discharge the Owners, their respective officers, directors, employees and agents from any and all claims or demands of any kind whatsoever arising from, or in connection with the use of such visual records, including any and all rights to compensation, royalties or other remuneration, or any claim for libel.

                               CONFIDENTIALITY AND
                            NON-DISCLOSURE AGREEMENT

      9. I hereby agree that any and all information obtained by me concerning the Expedition or while boarding, aboard or departing from the Vessels, is confidential and the proprietary information of the Companies and is the sole and exclusive property of the respective Companies. I agree that I shall not divulge, disclose, distribute, publish, disseminate, record, duplicate or replicate any such information, and further agree that by the disclosure of such confidential and proprietary information to me, the respective Companies do not grant any express or implied right for me to use such information for any purpose.

      10. I agree that I will not participate in any news conference, interview or otherwise disclose any information concerning the Expedition or the Vessels, without the prior consent of the Companies.

      11. I hereby agree that monetary damages may not be a sufficient remedy for my unauthorized disclosure of the Companies' proprietary and confidential information and further agree that the respective Companies shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

                                  MISCELLANEOUS

      12. Miscellaneous.

      (a) Waiver.

      No purported waiver by either party of any default by the other party with respect to any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. The waiver by either party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

      (b) Entire Agreement.

      This Agreement sets forth the entire understanding between the parties concerning the subject matter hereof, and supersedes all prior negotiations and understandings with respect thereto. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties and relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

      (c) Governing Law.

      This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, without recourse to its conflict of laws principles. Jurisdiction and venue for any suit or proceeding brought with regard to this Agreement shall be either in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York.

      (d) Indemnity.

      I agree to Indemnity the Companies against any and all liability, damages, costs or expenses (including reasonable attorneys' fees) arising from any claims, demands or actions of libel, violation of the right of privacy, infringement of copyright or other rights arising out of my breach of this Agreement. I shall at my own cost and expense dispose of any such claim or demand, or defend against any such action. The respective Companies shall have the right, at my cost and expense, to participate in the defense of any such action, and to be represented by counsel of the respective Companies' selection.

      (e) Benefit.

      This Agreement shall be binding upon my estate, heirs, executors, administrators, successors and assigns.

      (f) Severability.

      If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect, and the court or agency having competent jurisdiction over the parties and the subject matter shall be empowered to revise and/or construe said provisions of the agreement so as to accomplish the intention of the parties within the bounds of permissible legal limits. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

      (g) Captions.

      The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience, and shall not be used to construe, define, limit or describe the scope or intent of the provisions of this Agreement.

Dated: July   , 1996

                                     -------------------------------------------

                                     Signature of
                                                  ------------------------------
                                                   (Print Name)

                               Rider to Exhibit 4
                               ------------------

      In the event that any "key individuals" at site refuse to execute Schedule 4(d)(ii), they shall in all events execute a form of written release consisting of Sections 5, 6, 7 and 8 of the General Release and Waiver of Rights Agreement annexed hereto.

                 [Letterhead of Discovery Communications, Inc.]


                                Schedule 1(a)(2)
                                -----------------

                                                      July 22, 1996

RMS Titanic, Inc.
17 Battery Place
Suite 203
New York, New York 10004

            Re:   Charter by RMS Titanic, Inc. from
                  Aqua+ of the Ocean Voyager Vessel

Ladies and Gentlemen:

            This letter serves as confirmation of your agreement to charter from Aqua+, the vessel known as the "Ocean Voyager" that is owned by Aqua+, in connection with the production of the Programs pursuant to the Tri-Party Agreement, dated as of July 22, 1996 (the "Tri-Party Agreement"), by and among Discovery Communications, Inc. ("DCI"), Ellipse Programme and RMS Titanic, Inc. ("RMST"). You hereby confirm and agree that the charter agreement (the "Charter Agreement") between Aqua+ and RMST that is being entered into pursuant to which RMST shall charter the Ocean Voyager from Aqua+ shall contain, without limitation, the terms of the letter agreement dated of even date herewith, between RMST and Aqua+. You further confirm that you will enter into the Charter Agreement only upon prior written approval of DCI. Capitalized terms used and not otherwise defined herein shall have the same meanings when used in the Tri-Party Agreement.

            In connection with the charter of the Ocean Voyager by RMST, RMST and DCI hereby agree to the following:

            1. To accord DCI full, unrestricted and unlimited access aboard the Ocean Voyager for filming, taping and any other production activity associated with the production of the Programs and in a manner that respects DCI's rights and obligations pursuant to the Tri-Party Agreement;

            2. To request the master, crew and members of the Ocean Voyager, at DCI's direction, to perform and implement any and all reasonable actions and services in connection with the production of the Programs; and

RMS Titanic, Inc.
July 22, 1996
Page 2

            3. DCI shall have the right to request that RMST bring an action, suit or claim under the Charter Agreement, at DCI's cost and expense, in order to enforce DCI's rights hereunder and with respect to the Charter Agreement and the use of the Ocean Voyager pursuant thereto.. RMST shall advise DCI in writing within fifteen (15) days of receipt of DCI's request whether it shall proceed with respect to such action, suit or claim. In the event that RMST chooses not to proceed or does not respond within the fifteen (15) day period, RMST agrees that DCI shall have the right to proceed with such action, suit or claim in the name of RMST, and on behalf of RMST. In connection therewith, RMST hereby grants DCI a power of attorney solely to bring such an action, suit or claim in the name of RMST, which power constitutes a power coupled with an interest, which shall survive the Charter Agreement, the Tri-Party Agreement and this Letter Agreement. DCI shall bear the costs and expenses of bringing such action, suit or claim. RMST further agrees to cooperate fully with DCI in connection with such action, suit or claim and, at DCI's expense, shall supply DCI with all documents and other information as it may reasonably request as necessary to such action, suit or claim. All recoveries obtained by DCI in any such action, suit or claim shall be retained by DCI.

            By your execution and delivery of this letter, where indicated, you agree to be bound by the terms and provisions of this letter.

                                   Sincerely,

                                   DISCOVERY COMMUNICATIONS, INC.

                                   By:
                                      ----------------------------------------
                                       Name:
                                       Title:

Agreed to and Accepted:

RMS TITANIC, INC.

By:
   ----------------------------------------
    Name:
    Title:

                                  Schedule 1(b)
                                  -------------

Redacted material (pages 1 to 18)

                                Schedule 1(c)(1)
                                ----------------

Redacted material (pages 1 to 16)

                                Schedule 1(c)(2)
                                ----------------

Redacted material (pages 1 to 2)

                                  Schedule 2(a)
                                  -------------

Redacted material (pages 1 to 18)

                                Schedule 2(b)(v)
                                ----------------

Redacted material (pages 1 to 12)

                                  SCHEDULE 4(a)
                                  -------------

      1. RMST has licensed to John Gau Productions, London, England for use in all media throughout the world, for an exclusive period of two years from March 17, 1995 and on a non-exclusive basis thereafter, less than two (2) minutes of its underwater footage from prior Titanic expeditions as incorporated into the television program known as "The Explorers of the Titanic."

      2. RMST has licensed to Sygma in perpetuity the rights to photography obtained during the 1987 expedition to the Titanic for use in newspapers and magazines.

                                Schedule 4(d)(i)
                                ----------------

      Form of Appearance Release shall consist of Section 8 of the form of General Release and Waiver of Rights Agreement annexed hereto.

                                Schedule 4(d)(ii)
                                -----------------

                           GENERAL RELEASE AND WAIVER
                               OF RIGHTS AGREEMENT

               NOTICE: YOUR PRESENCE ABOARD THE "NADIR" AND "OCEAN
                  VOYAGER" SURFACE VESSELS AND ANY OTHER VESSEL
                        CHARTERED FOR THE 1996 EXPEDITION
                       OF RMS TITANIC, INC. TO THE SITE OF
                     THE SINKING OF THE R.M.S. TITANIC, AND
                       TRAVEL ON SUCH VESSELS TO AND FROM
                 LAND, IS AN INHERENTLY DANGEROUS AND HAZARDOUS
                     ACTIVITY. PRESENCE ABOARD SUCH VESSELS
                              IS AT YOUR OWN RISK.

      I wish to be permitted aboard vessels that may be present at, or utilized in connection with, the expedition by RMS Titanic, Inc. (the "RMST"), together with the participation of Discovery Communications, Inc. ("DCI") and Ellipse Programme ("Ellipse") on or about July 1996, to the site of the sinking of the R.M.S. Titanic in the North Atlantic Ocean (the "Expedition"). I acknowledge that RMST has chartered vessels owned by IFREMER and Aqua+ for such expedition. Subject to the terms and conditions set forth below, I understand that I may be permitted to be aboard the IFREMER "NADIR" vessel or the Aqua+ "OCEAN VOYAGER" vessel, as the case may be, during the course of the Expedition. For convenience of reference, the IFREMER "NADIR" and Aqua+ "OCEAN VOYAGER" vessels are collectively referred to herein as the "Vessels".

      I understand that presence upon the Vessels is an inherently dangerous and hazardous activity.

      In consideration of the Company permitting me to be aboard the Vessels, I agree as follows:

                                 GENERAL RELEASE

      1. I hereby agree to assume all risks with respect to, and agree to release and hold each of RMST, DCI, Ellipse, IFREMER, Aqua+ and Guiness Import Company ("Guinness", which together with RMST, DCI, Ellipse, IFREMER and Aqua+ shall be collectively referred to herein as the "Companies") and their respective officers, directors, employees and agents harmless from any and all liabilities, claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any personal injury, disease or sickness, including death resulting therefrom, or for loss of, or damage to, my property, while boarding, aboard or departing from the Vessels. I hereby agree not to make any claim against and/or sue any of the Companies or their respective officers, directors, employees and agents for any such injury, disease, sickness, death, loss or damage.

      2. I hereby release each of the Companies and their respective officers, directors, employees and agents from any claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any injuries or losses arising out of the negligence of any of the Companies or their respective officers, directors, employees or agents.

      3. I hereby acknowledge that IFREMER or Aqua+, as the case may be, has sole and exclusive control over the standards of care and conduct to be followed by all persons aboard the Vessels, and agree to abide by all directives and instructions, and rules and regulations, that may be issued by the crew, agents, staff, and/or employees of IFREMER and Aqua+.

      4. I hereby agree that I shall be solely responsible for all costs and expenses in connection with my travel to and from the Nadir or the Ocean Voyager, as the case may be, and agree that none of the Companies has undertaken or has any responsibility or obligation, to make any arrangements for my travel to and from the Nadir or the Ocean Voyager, as the case may be. I further acknowledge that I have not paid any fees or any other foam of compensation to any of the Companies in consideration of my having been granted permission to be aboard the Nadir or the Ocean Voyager, as the case may be.

                            OWNERSHIP OF PHOTOGRAPHIC
                          AUDIO, VIDEO AND FILM RIGHTS

      5. I hereby agree that RMST, DCI or Ellipse, as the case may be (collectively, the "Owners"), shall be the sole and exclusive owner of any and all audio or visual records made on any medium, including, but not limited to, photographs (including negatives), audio recordings, video recordings, film and motion pictures (collectively "Artwork") that I may take or make of the Vessels or while boarding, aboard or departing from the Vessels. I hereby agree to surrender and deliver to the Owners any and all such audio and visual records upon request of any of the Owners while I am aboard the Nadir or the Ocean Voyager, as the case may be, or any time after I depart from the Nadir or Ocean Voyager, as the case may be, and further agree that I shall not be entitled to receive payment of any fees, compensation, royalties or any other remuneration of any kind or description from any of the Owners or from any third party for the rights to any such audio or visual records. I further agree not to release any Artwork to any news, media or other commercial enterprise, but shall, to the extent I retain the same pursuant hereto, use such Artwork only for my personal use.

      6. I hereby agree that the Owners shall have the right to copyright such audio or visual records in their respective names or any name they may choose, and to edit, use, re-use, publish, re-publish, the same, in whole or in part, severally or in conjunction with other audio or visual works, in any medium and for any purpose whatsoever including (but not by way of limitation) illustrating, promotion and advertising, and trade, with or without credit or attribution to me, as the Owners, in their sole discretion, shall deem appropriate.

      7. The Owners may, but shall not be obligated to, deliver to me copies of any such audio or video record for my personal enjoyment and use, subject to execution by me of an appropriate agreement prohibiting me from the use of any such audio or video records for commercial purposes or for my direct or indirect pecuniary gain, and subject further to such other terms and conditions as the Owners may, in their sole discretion, may deem reasonable.

                                 PHOTOGRAPHS AND
                                 LIKENESS OF ME

      8. I hereby agree that the Owners shall have an unrestricted, absolute and irrevocable right, with respect to photographs and likenesses of me, or any voice or appearance in any other visual or audio records of the Expedition, including, but not limited to, photographs, video recording, film, taping and motion pictures: (a) to copyright the same in the Owner's respective name or any other name they may choose; (b) to edit, use, re-use, publish and re-publish the same in whole or in part, severally or in conjunction with other such visual records, in any medium and for any purpose whatsoever, including (but not by way of limitation) illustration, promotion and advertising, and trade; and (c) to use my name in connection therewith if the Owners so choose. I further hereby release and discharge the Owners, their respective officers, directors, employees and agents from any and all claims or demands of any kind whatsoever arising from, or in connection with the use of such visual records, including any and all rights to compensation, royalties or other remuneration, or any claim for libel.

                               CONFIDENTIALITY AND
                            NON-DISCLOSURE AGREEMENT

      9. I hereby agree that any and all information obtained by me concerning the Expedition or while boarding, aboard or departing from the Vessels, is confidential and the proprietary information of the Companies and is the sole and exclusive property of the respective Companies. I agree that I shall not divulge, disclose, distribute, publish, disseminate, record, duplicate or replicate any such information, and further agree that by the disclosure of such confidential and proprietary information to me, the respective Companies do not grant any express or implied right for me to use such information for any purpose.

      10. I agree that I will not participate in any news conference, interview or otherwise disclose any information concerning the Expedition or the Vessels, without the prior consent of the Companies.

      11. 1 hereby agree that monetary damages may not be a sufficient remedy for my unauthorized disclosure of the Companies' proprietary and confidential information and further agree that the respective Companies shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

                                  MISCELLANEOUS

      12. Miscellaneous.

      (a) Waiver.

      No purported waiver by either party of any default by the other party with respect to any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. The waiver by either party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

      (b) Entire Agreement.

      This Agreement sets forth the entire understanding between the parties concerning the subject matter hereof, and supersedes all prior negotiations and understandings with respect thereto. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties and relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

      (c) Governing Law.

      This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, without recourse to its conflict of laws principles. Jurisdiction and venue for any suit or proceeding brought with regard to this Agreement shall be either in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York.

      (d) Indemnity.

      I agree to indemnify the Companies against any and all liability, damages, costs or expenses (including reasonable attorneys' fees) arising from any claims, demands or actions of libel, violation of the right of privacy, infringement of copyright or other rights arising out of my breach of this Agreement. I shall at my own cost and expense dispose of any such claim or demand, or defend against any such action. The respective Companies shall have the right, at my cost and expense, to participate in the defense of any such action, and to be represented by counsel of the respective Companies' selection.

      (e) Benefit.

      This Agreement shall be binding upon my estate, heirs, executors, administrators, successors and assigns.

      (f) Severability.

      If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect, and the court or agency having competent jurisdiction over the parties and the subject matter shall be empowered to revise and/or construe said provisions of the agreement so as to accomplish the intention of the parties within the bounds of permissible legal limits. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

      (g) Captions.

      The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience, and shall not be used to construe, define, limit or describe the scope or intent of the provisions of this Agreement.

Dated: July   , 1996

                                     -------------------------------------------

                                     Signature of
                                                  ------------------------------
                                                   (Print Name)

                                Schedule 4(d)(ii)
                                -----------------

      In the event that any "key individuals" at site refuse to execute Schedule 4(d)(ii), they shall in all events execute a form of written release consisting of Sections 5, 6, 7 and 8 of the General Release and Waiver of Rights Agreement annexed hereto.

                                  Schedule 6(e)

             THE FRANCOPHONE TERRITORY (FRENCH SPEAKING TERRITORIES)
             -------------------------------------------------------

"The Francophone Territory" shall mean the land and waters belonging to or under the jurisdiction of the following states:

France including: Metropolitan France, Monaco, Andorra, Corsica, its overseas Departments, its overseas Territories,

French Antilles
---------------
Guadeloupe
French Guiana
Saint-Pierre et Miquelon
Saintes Desirades
Marie-Galante
Martinique
Haiti
Saint-Barthelemy
Saint-Martin

French Oceanie and Polynesie
----------------------------

Comoro Island
Oripperton Island
Mauritius Island
Mozambique Island
La Reunion
Seychelles Island
Wallis and Futuna Islands
New Hebrides
New Caledonia
Madagascar
Mayotte

French Polynesie: (Tahiti, Society Island, Loyalty Island, The Marquisas, Tuamotu Island, Gambier Island, Toubai Island)

Southern hemisphere: (Kerguelen Island, Amster, Saint-Paul, Crozet, Marion, Prince Edouard, Adelie Coast)

Northern Africa
---------------
Algeria
Marocco
Tunisia

French speaking Africa
----------------------
Benin
Burkina Faso
Burundi
Cameroon
Republic of Central Africa
Congo
Djibouti
Ivory Coast
Gabon
Guinea
High Volta
Mali
Mauritania
Nigeria
Rwanda
Senegal
Tchad
Togo
Zaire

French speaking Europe:
----------------------
Belgium
France
Switzerland
Luxemburg
Monaco
Andorra

and shall include with respect to those states any:

(1)   colony;
(2)   protectorate;
(3)   trust territory
(4)   protected state;
(5)   dependency;
(6) embassy, governmental agency, military base administrated by the state outside the state;
(7) train, ship, bus, aircraft or other international commercial carrier originating from a state, or owned, directly or indirectly, by the state, wherever geographically situated throughout the universe;
(8) base, camp, site, construction camp, installation, oil rig under the control of the armed forces, governmental agencies or industrial concerns of the State.

                                   Schedule 10

                           DCI HOME VIDEO NET REVENUES
                           ---------------------------

      1. RMST shall be entitled to an amount equal to ten percent (10%) of DCI's "Net Revenues" (as defined below) from the exploitation of the Home Video Rights in the Programs.

            As used herein:

            "Gross Revenues" shall mean all sums actually received by DCI from the exploitation of the Home Video Rights in the Programs by DCI, provided that:

                  (a) Gross Revenues shall be determined after all refunds, credits, discounts, allowances and adjustments granted to any third party licensees of Home Video Rights in the Programs; and

                  (b) Advance payments, whether returnable or not, shall not be included in Gross Revenues until actually earned or applied by DCI from such exploitation.

                  In no event shall Gross Revenues include any receipts from exploitation of derivative, subsidiary or ancillary rights of any kind or nature (except as set forth to the contrary elsewhere herein), including, without limitation, receipts from any spinoff, remake, sequel, non-theatrical production, theatrical production, or other derivative use of the Programs or any element thereof used in a home video. In no event shall Gross Revenues include any amounts received by Ellipse in respect of Ellipse's exploitation of Home Video Rights in the Programs.

            "Net Revenues" shall mean Gross Revenues remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:

                  (a) Any and all third party distribution fees and expenses payable by DCI in connection with the exploitation of the Home Video Rights;

                  (b) DCI's "Distribution Fee" of 30% where DCI does not use a subdistributor, and of 10% where DCI does use a subdistributor, in each case computed on 100% of Gross Revenues;

                  (c)   DCI's "Distribution Expenses" as set forth below; and

                  (d)   DCI's "Special Production Expenses" as set forth below.

            DCI's "Distribution Expenses" shall include, without limitation, (i) costs of goods computed on a per-unit basis (including, without limitation, dubbing, packaging and shipping, insurance and other fulfillment costs), (ii) actual bad debts, (iii) any sales, excise, use and value-added taxes, (iv) actual returns, (v) a reserve for bad debts applicable to (ii) above not to exceed 2% of gross billings and a reserve for Returns (defined below) applicable to (iv) above not to exceed 6% of gross billings, said reserves to be adjusted and liquidated at the end of the first six months following the initial release of such Home Video, and quarterly thereafter with each subsequent accounting period; and (vi) costs of promotion (third party payments only) directly related to sales of the home videos of the Programs. Revenues and expenses from the exploitation of the Home Video Rights in the Programs via each channel of distribution shall be cross-collateralized against revenues and expenses from the exploitation of the Home Video Rights in the Program via each other channel of distribution.

            DCI's "Special Production Expenses" shall mean all direct, out of pocket costs and expenses incurred directly in connection with the creation of alternative versions of the Programs in connection with the exploitation of the Home Video Rights therein.

            "Returns" shall mean copies of the Program in a Home Video format returned to the distributor thereof by customers pursuant to such distributor's normal return policy of accepting returns for any reason at any time.

      2. DCI shall render to RMST periodic statements showing, in summary form, the calculation of all Net Revenues pursuant to this Agreement, which shall be accompanied by RMST's share thereof, if any. Statements shall be rendered on a semi-annual basis, within sixty (60) days after the end of second quarter after the initial distribution by DCI of a home video of a Program, provided, however, that no statements need be rendered for any accounting period in which no Gross Revenues are received by DCI. Should DCI make any overpayment to RMST hereunder for any reason, DCI shall have the right to deduct the amount of such overpayment from any further monies owing to RMST hereunder, or may demand repayment from RMST, in which event RMST shall promptly repay the same to DCI.

      3. RMST may, at its own expense, but not more than once each year, audit DCI's records relating to the Programs at the offices of DCI for the purpose of verifying the payments made to RMST hereunder. Any such audit shall be conducted only by a certified public accountant (subject to DCI's reasonable approval) during normal business hours upon reasonable prior written notice and shall not continue for more than thirty (30) consecutive days. RMST shall not have the right to examine, inquire into or object to any matter contained in any statement after the expiration of twelve (12) months from the date of mailing of the statement. RMST's right to examine DCI's records shall be limited to those relating specifically to the exploitation of Home Video Rights in the Programs by DCI, and under no circumstances shall RMST have the right to examine records relating to DCI's the event that an audit by RMST discloses an underpayment of more than five percent (5%) to RMST and of more than $5,000, and such underpayment is not the subject of a good faith dispute, DCI shall reimburse Producer for the reasonable costs of such audit.

      4. DCI shall not be considered a trustee, pledgeholder, fiduciary or agent of RMST by reason of anything done or any money collected by it, and shall not be obligated to segregate receipts from DCI's exploitation of Home Video Rights in the Programs from its other funds. RMST shall not have any lien or other rights in or to the Gross or Net Revenues so derived by DCI, it being understood that the references thereto are intended solely for the purpose of determining the amount of monies payable to RMST hereunder, if any. DCI shall have the complete authority to license, market and exploit the Home Video Rights, or to refrain from so doing, as it may choose in its sole discretion, and RMST acknowledges that DCI is not in any way making any representations or guarantees of any kind whatsoever regarding the amount of Net Revenues which may be received from the exploitation of such Home Video Rights.

                                 SCHEDULE 10(b)

      "Ellipse Net Revenues" as used in Section 10 of the Agreement shall mean "Gross Revenues" (as defined in Schedule 10(a) hereof) remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:

            (c) Any and all third party distribution tees and expenses payable by Ellipse in connection with the exploitation of the Home Video Rights;

            (b) the sum of $139,000, all of which is to be retained by Ellipse;

            (c)   the sum of $13,900, all of which is to be paid to RMST;

            (d) Ellipse's "Distribution Fee" of 30% where Ellipse does not use a subdistributor, and of 10% where Ellipse does use a subdistributor, in each case computed on 100% of Gross Revenues;

            (e)   Ellipse's "Distribution Expenses," as that term is defined in
                  Schedule 10(a) hereof with reference to DCI;

            (f) Ellipse's "Special Production Expenses," as that term is defined in Schedule 10(a) hereof with reference to DCI.

      In all other respects, the terms and condition of Schedule 10(a) hereof shall apply to and be binding upon Ellipse and RMST with regard to their respective rights and obligations, with references to "Ellipse" being substituted for "DCI" in all contexts thereof.

                                   Schedule 13
                                   -----------

Redacted material (pages 1 to 8)

                                 SCHEDULE 17(a)

     The only outstanding claim made or pending against RMST with respect to its exclusive salvage rights to the Titanic shipwreck is an appeal to the United States Court of Appeals for the Fourth Circuit from an order entered May 10, 1996 denying a motion filed pursuant to Rule 60 of the Federal Rules of Civil Procedure seeking the entry of an order rescinding the June 7, 1994 award to RMST of salvor-in-possession status of the Titanic shipwreck (R.M.S. Titanic, Inc., V. The Wrecked and Abandoned Vessel believed to be the RMS TITANIC, in rem, No. 2:293cv902).